SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): April 16, 2001


                          GUARDIAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         Florida                        0-28490                  58-1799634
(State or other jurisdiction          (Commission              (IRS Employer
        of incorporation)             File Number)           Identification No.)


                              3880 N. 28th Terrace
                          Hollywood, Florida 33020-1118

          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (954) 926-5200



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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FORWARD-LOOKING STATEMENTS. In connection with the safe harbor provisions of the
Private Securities Litigation Reform Act of 1995 ("the Reform Act"), Guardian International, Inc. (the "Company") is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, identified through the use of words or phrases such as the Company or management "believes," "expects," "anticipates," "hopes," words or phrases such as "will result," "are expected to," "will continue," "is anticipated," "estimated," "projection" and "outlook," and words of similar import) are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in the documents filed by the Company with the Securities and Exchange Commission ("SEC"). Many of these factors are beyond the Company's control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report will, in fact, occur.

Such forward-looking statements involve estimates, assumptions, and uncertainties, and, accordingly, actual results could differ materially from those expressed in the forward-looking statements. Such uncertainties include, among others, the following: (i) the ability of the Company to add additional customer accounts to its account base through acquisitions from third parties, through internal sales efforts and through strategic alliances; (ii) the level of subscriber attrition; (iii) the availability of capital to the Company relative to certain larger companies in the security alarm industry which have significantly greater capital and resources; (iv) increased false alarm fines and/or the possibility of reduced public response to alarm signals; (v) changes in local, state and federal regulations; (vi) availability of qualified personnel; (vii) competitive factors in the industry, including additional competition from existing competitors or future entrants to the industry; (viii) social and economic conditions; (ix) natural disasters; and (x) other risk factors described in the Company's reports filed with the SEC from time to time.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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Item 5.   Other Events.

         New President and Chief Executive Officer

Richard Ginsburg, president and chief executive officer of Guardian International, Inc. (the "Company"), in Hollywood, Florida, has been named chief executive officer and a member of the Board of Directors of Protection One, Inc. ("Protection One"), an 85%-owned subsidiary of Westar Industries.

Harold Ginsburg, Chairman of the Company, will assume the positions of President and CEO of the Company. Richard Ginsburg will remain on the Company's Board of Directors.

In connection with the resignation of Richard Ginsburg as President and Chief Executive Officer of the Company in order to assume the position of Chief Executive Officer of Protection One, Westar Investments, Inc., a wholly-owned subsidiary of Westar Industries, and the holder of all outstanding shares of Guardian preferred stock, agreed to exchange $8 million principal amount of Series C 7% Redeemable Preferred Stock of the Company for $8 million principal amount of a newly issued Series E 7% Preferred Stock that can be classified as equity on the Company's balance sheet. In addition, Protection One agreed to grant Guardian the right to purchase 250,000 share of its common stock based on the average closing price for the twenty days immediately preceding the date of grant. The right vests ratably over three years and has a ten year term.

The press release issued by Guardian with respect to the announcement of Richard Ginsburg's departure from Guardian is included as Exhibit 99.1 hereto.

The foregoing description of and reference to the above mentioned transaction is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

           The following are filed as exhibits to this Current Report on Form
8-K.

3(i) Articles of Amendment to the Articles of Incorporation of Guardian International, Inc. as filed with the Secretary of State of the State of Florida on April 27, 2001.

10(i) Share Exchange Agreement between Westar Investments, Inc. and Guardian International, Inc., dated as of April 27, 2001.

10(ii) Agreement between Guardian International, Inc. and Richard Ginsburg dated as of April 27, 2001.

99(i)      Press Release, dated April 16, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      GUARDIAN INTERNATIONAL, INC.

                                      By:  /s/ HAROLD GINSBURG
                                           Harold Ginsburg

                                           President and Chief Executive Officer










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                                INDEX TO EXHIBITS

Exhibit No.   Description
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3(i)          Articles of Amendment to the Articles of Incorporation of Guardian
              International, Inc. as filed with the Secretary of State of the State of Florida on April 27, 2001.

10(i) Share Exchange Agreement between Westar Investments, Inc. and Guardian International, Inc., date as of April 27, 2001.

10(ii) Agreement between Guardian International, Inc. and Richard Ginsburg dated as of April 27, 2001.

99(i)         Press Release, dated April 16, 2001.













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